Exhibit 99.1

NEWS RELEASE

EDITORIAL CONTACTS:	INVESTOR CONTACTS:
Drew Prairie	Irmina Blaszczyk
(512) 602-4425	(408) 749-3398
drew.prairie@amd.com	irmina.blaszczyk@amd.com

AMD Updates Fourth Quarter Outlook

SUNNYVALE, Calif. – Dec. 04, 2008 – AMD (NYSE: AMD) today announced that it expects revenue from continuing operations for the fourth quarter ended December 27, 2008 to be approximately 25 percent lower than third quarter 2008 revenue of $1.585 billion, not including process technology license revenue. The decrease is due to weaker than expected demand across all geographies and businesses, particularly in the consumer market.

AMD will report fourth quarter 2008 results after market close on January 22, 2009. AMD will hold a conference call on this day for the financial community at 2:00 p.m. PT to discuss fourth quarter results. A real-time audio broadcast of the teleconference will be provided at www.amd.com. The webcast will be available for ten days after the conference call.

About AMD

Advanced Micro Devices (NYSE: AMD) is an innovative technology company dedicated to collaborating with customers and partners to ignite the next generation of computing and graphics solutions at work, home and play. For more information, visit http://www.amd.com.

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Cautionary Statement

This release contains forward-looking statements concerning revenue for the fourth quarter of 2008 which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “would,” “may,” “expects,” “believes,” “plans,” “intends,” “projects,” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this release are based on current beliefs, assumptions and expectations, speak only as of the date of this release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include the possibility that Intel Corporation’s pricing, marketing and rebating programs, product bundling, standard setting, new product introductions or other activities targeting the company’s business will prevent attainment of the company’s current plans; global business and economic conditions will worsen, resulting in lower than currently expected revenue in the fourth quarter of 2008 and beyond; the company’s Asset Smart strategy will not reach fruition or will be less beneficial than anticipated; the announced transaction for the formation of The Foundry Company and the associated third-party investment will not occur as anticipated; demand for computers and consumer electronics products and, in turn, demand for the company’s products will be lower than currently expected; customers stop buying the company’s products or materially reduce their demand for its products; the company will require additional funding and may not be able to raise funds on favorable terms or at all; the company’s cost containment efforts will not be effective; the company will be unable to develop, launch and ramp new products and technologies in the volumes and mix required by the market and at mature yields on a timely basis; there will be unexpected variations in market growth and demand for the company’s products and technologies in light of the product mix that it may have available at any particular time or a decline in demand the company will be unable to transition to advanced manufacturing process technologies in a timely and effective way, consistent with planned capital expenditures; the company will be unable to maintain the level of investment in research and development and capacity that is required to remain competitive; the company will be unable to divest its Handheld product business in the expected timeframe, if at all, or in a manner contemplated by the company; and the company will be unable to obtain sufficient manufacturing capacity or components to meet demand for its products or will under-utilize its microprocessor manufacturing facilities. Investors are urged to review in detail the risks and uncertainties in the company’s Securities and Exchange Commission filings, including but not limited to the Quarterly Report on Form 10-Q for the quarter ended September 27, 2008.

AMD, the AMD Arrow logo, AMD Opteron, AMD Phenom and combinations thereof, and ATI, the ATI logo, FireGL and Radeon are trademarks of Advanced Micro Devices, Inc. Other names are for informational purposes only and used to identify companies and products and may be trademarks of their respective owners.

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